[LEARNING EXPRESS LOGO]

                                                                   Exhibit 99.10

[LEARNING EXPRESS TRAIN LOGO]                     LEARNING EXPRESS, INC.
                                                  a Massachusetts Corporation
                                                  29 Buena Vista Corporation
                                                  Ayer, Massachusetts 01432
                                                  978/889-1000

                       MATERIAL MODIFICATION TO FRANCHISE
                   OFFERING CIRCULAR FOR EXISTING FRANCHISEES
                               AS REQUIRED BY THE
                      CALIFORNIA FRANCHISE INVESTMENT LAW


THE CHANGES SET FORTH HEREIN ARE VOLUNTARY. IF FRANCHISEE DOES NOT RECEIVE THE ATTACHED DISCLOSURE AT LEAST FIVE BUSINESS DAYS BEFORE THE EXECUTION OF THE BINDING AGREEMENT, THE FRANCHISEE MAY, BY WRITTEN NOTICE, MAILED OR DELIVERED TO LEARNING EXPRESS, INC., OR KENNETH F. DARROW, ESQ. (AGENT FOR LEARNING EXPRESS, INC.), 9350 SOUTH DIXIE HIGHWAY, SUITE 1550, MIAMI, FLORIDA 33156, WITHIN FIVE BUSINESS DAYS FOLLOWING THE EXECUTION OF THE AGREEMENT, RESCIND THE AGREEMENT TO THE MODIFICATION.

THE COMPANY'S REGISTERED AGENT AUTHORIZED TO RECEIVE SERVICE OF PROCESS IN THE STATE OF CALIFORNIA IS:

                    CALIFORNIA COMMISSIONER OF CORPORATIONS
                          980 NINTH STREET, SUITE 500,
                          SACRAMENTO, CALIFORNIA 95814


The effective date of this Offering Circular is: May 8, 2000
                                                 ---------------------

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                               TABLE OF CONTENTS

          INTRODUCTION                                            1

ITEM 1    The Franchisor, Its Predecessors and Affiliates         2

ITEM 7    Initial Investment                                      3

ITEM 12   Territory                                               3

ITEM 22   Contracts                                               3

ITEM 23   Receipt                                                 3

          ACKNOWLEDGMENT OF RECEIPT (YOUR COPY)
          ACKNOWLEDGMENT OF RECEIPT (OUR COPY)


EXHIBITS TO THIS OFFERING CIRCULAR

EXHIBIT 1 - Proposed Amendment to Regional Franchise License Agreement
EXHIBIT 2 - Order of the California Department of Corporations Approving and
            Registering this Offering Circular

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                                INTRODUCTION

Learning Express, Inc. (referred to as the "Company," "we" or "us") offers its regional owners the opportunity to amend their existing Regional Franchise License Agreement (the "License Agreement") on the terms stated in the Amendment to Regional Franchise License Agreement ("Amendment") (see Exhibit 1 to this Offering Circular). Capitalized terms, not defined here, have the same meaning as in the License Agreement or Offering Circular last on file with the California Department of Corporations, describing the Regional Owner Program.

LearningExpress.com Holdings LLC, a Delaware limited liability company ("LECH") is offering an aggregate of 2,607,750 of its Common Shares to our franchisees and regional owners. LECH is the parent of LearningExpress.com LLC, a Delaware limited liability company ("LEC"). LEC serves as the e-commerce distribution channel of Learning Express. LEC will provide similar products and services as the Learning Express franchised stores, but operate through the LearningExpress.com World Wide Web site (the "On-Line Store"). LEC's business operations will be integrated with participating Learning Express Local Store Franchisees in an effort to minimize the sales channel conflict between the Local Store Franchisees and the Web site and to maximize the options for customers seeking to buy Learning Express products. Each regional owner under a current License Agreement with us as of April 10, 2000 and which remains a regional owner as of the date when the registration statement of LECH is declared effective by the Securities and Exchange Commission and executes and delivers an amendment to its License Agreement in the form of Exhibit 1 to this Offering Circular, will receive 14,250 Common Shares of LECH for each regional territory for which it is responsible

The key terms of the Amendment are, in addition to the issuance of 14,250 Common Shares of LECH:

(1) a provision stating that the operation of LEC's Online Store will not violate the License Agreement; and

(2) Our agreement to pay the regional owner, commencing January 1, 2002, the greater of 1/2 of the royalty due us from LEC with respect to net sales by the Online Store to billing addresses within the regional owner's "regional territory" under the License Agreement or 1 1/2% of the net sales to billing addresses in the regional owner's regional territory.

Each regional owner which wishes to receive the Common Shares will need to execute a "LearningExpress.com Holdings LLC First Amended and Restated Operating Agreement" and an Amendment. LECH is not permitted by the Securities Act of 1993 and the rules of the Securities and Exchange Commission, to issue the


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Common Shares to regional owner until the registration statement has been declared effective by the Securities and Exchange Commission. Accordingly, until the registration statement has been declared effective and a final prospectus, together with the operating agreement and the license agreement amendment bearing the regional owner's signature and also executed by us, in the case of the amendment and LECH, in the case of the operating agreement, have been delivered back to the regional owner, the amendment and the operating agreement will not be binding upon you. Prior to the effective date, execution and delivery, you may withdraw your executed amendment and operating agreement at any time by indicating in a written notice received by us at our address or sent to us by a fax at (978) 889-1010, that you do not wish to continue with the amendment and receive the Common Shares. If you do not withdraw, the amendment and operating agreement, if executed and delivered by you to LECH, will become binding agreements after the registration statement has been declared effective and the final prospectus and executed amendment and operating agreement are sent or delivered to you. The operating agreement executed by LECH, will evidence your ownership of Common Shares.

     Execution of the amendment and operating agreement is strictly optional on your part. All regional owners are being offered the same form of amendment and operating agreement. If you do not execute the amendment and operating agreement, you will not receive the Common Shares and not receive a fee from the operation of the On Line Store. Your status as a Learning Express regional owner will in no way be altered or modified.

     The modifications to the License Agreement, as a result of execution of the Amendment are described under the applicable Uniform Franchise Offering Circular item headings which follow. We are not presently offering License Agreements. Therefore, we do not have a currently effective offering circular registered in California.

                                     ITEM 1
                THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES

     Our affiliate, LearningExpress.com LLC, is a Delaware limited liability company formed in November 1999 ("LEC"). LEC maintains its principal business address at 29 Buena Vista Street, Ayer, Massachusetts 01432. LEC serves as the e-commerce distribution channel of Learning Express. LEC will provide similar products and services as the Learning Express franchised stores, but operate through the LearningExpress.com World Wide Web site (the "On-Line Store"). LEC's business operations will be integrated with participating Local Store Franchisees in an effort to minimize the sales channel conflict between the Local Store Franchisees and the Web site and to maximize the options for customers seeking to buy Learning Express products. LEC is itself a subsidiary of LearningExpress.com Holdings, LLC,


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a Delaware limited liability company ("LECH") whose business address is also 29
Buena Vista Street, Ayer, Massachusetts 01432. LECH is partially owned by Local Store Franchises in existence as of April 10, 2000 and our Regional Owners.

     Under the Amendment, you will be entitled to receive certain payments as a result of the operation of the Online Store (see Item 12).

                                     ITEM 7
                               INITIAL INVESTMENT

     There is no cost to you to receive benefits from the operation of the Online Store.

                                    ITEM 12
                                   TERRITORY

     Under the Amendment, we will pay you a commission for each calendar month (or portion) during the term of the License Agreement, commencing with the month ended January 31, 2002, unless LEC is in breach of a certain agreement between us and LEC (the "LEI/LEC Agreement"), based on sales through the OnLine Store of products ordered by customers whose "bill to" address is within the "Regional Territory", as defined in the License Agreement. (See Item 1.)

                                    ITEM 20
                                LIST OF OUTLETS

     As of April 1, 2000, there were 13 Regional Owners in operation, with 2 operating in California. We propose to modify all License Agreements, including all of those in California.

                                    ITEM 22
                                   CONTRACTS

     Exhibit 1 is a copy of the proposed Amendment.

                                    ITEM 23
                                    RECEIPT

     The last of this Offering Circular is a detachable receipt in duplicate for this Offering Circular to be signed by you.

                                  AMENDMENT TO
                      REGIONAL FRANCHISE LICENSE AGREEMENT


         THIS AMENDMENT, made and entered into this _____ day of
_______________, 2000, by and between The Learning Express, Inc., a Delaware corporation ("LEI") and ___________________________________, a
                           ("Regional Owner").
__________________________________

                                    RECITALS

                  A. LEI and Regional Owner entered into a Learning Express Regional Franchise License Agreement dated __________, _______________ (as amended from time to time, the "License Agreement");

                  B. LEI has entered into a License Agreement dated as of November 5, 1999 (the "LEI/LEC Agreement"), with LearningExpress.com, LLC, a Delaware limited liability company ("LEC"), pursuant to the terms and conditions of which LEI has granted LEC a license (the "License") to use the System, as defined in the LEI/LEC Agreement, in the development, operation and promotion of an Internet based, on-line store (the "On-Line Store");

                  C. As consideration for the License, LEC will pay LEI a royalty (the "Royalty"), as defined in the LEI/LEC Agreement with respect to "Net Sales," as defined in the LEI/LEC Agreement, accrued by LEC via the On-Line Store;

                  D. LEI has entered into a Management Services Agreement, dated as of November 5, 1999 (the "Management Agreement"), by and among LEI, LEC and LearningExpress.com Holdings LLC, a Delaware limited liability company ("LECH"), the principal owner of LEC, pursuant to the terms and conditions of which, among other matters, LEI has agreed, among other matters, to
                  (1) support LEC's use of the System in the On-Line Store through assistance with marketing, promotion and exchange of information regarding sales, customers, vendors, and (2) contract with each of LEI's regional owners on the terms and conditions set forth in an Amendment to each regional owner's respective Regional Franchise License Agreement; and

                  E. LEI and Regional Owner wish to amend the License Agreement and reflect the amendment in writing.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.       (a)      In consideration of Regional Owner's agreement to execute
                  and consummate the terms and conditions of this Amendment, LEI shall cause LECH to issue to


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                  Regional Owner, 14,250 Common Shares of LECH (the "Shares"),
                  for each Regional Territory granted by LEI to Regional
                  Owner.

         (b) Prior to issuance of the Shares, LECH may require Regional Owner to execute an investment letter or letters to the effect that the Shares are being acquired by Regional Owner for Regional Owner's own account for investment purposes, that Regional Owner has no present intention of offering, distributing or otherwise disposing of the Shares, and that Regional Owner shall agree not to dispose of the Shares unless a registration statement or appropriate qualification is then in effect under applicable state "Blue Sky" laws with respect to the Shares or in the opinion of counsel for LECH the Shares are exempt from the registration or qualification requirements of such laws.

         (c) Prior to issuance of the Shares, Regional Owner shall execute and enter into the then current Operating Agreement for LECH and be bound thereby, as a member of LECH. Such Operating Agreement shall provide, among other matters, that, until such time as LECH, or a successor entity, has completed an "Initial Public Offering" (defined below), that all of the Shares shall be forfeited to LECH immediately upon the termination of either or both of the License Agreement or this Amendment, provided, however, that the Shares shall not be subject to forfeiture in the case where either or both of the License Agreement and this Amendment are terminated in connection with the sale or transfer of Regional Owner's rights and obligations under the License Agreement to a new regional owner.

         (d) Regional Owner agrees that Regional Owner will not, for a period of at least 180 days following the effective date of any "Initial Public Offering" (defined below) by LECH (or its successor-in-interest) or by LEC (or its successor-in-interest), directly or indirectly, sell, offer to sell or otherwise dispose of the Shares other than any securities which are included in such Initial Public Offering, provided, however, that LECH shall be under no obligation to include the Shares or any portion thereof in any Initial Public Offering. If the managing underwriter of any such Initial Public Offering determines that a shorter time period is appropriate, the aforementioned 180 day period may be shortened consistent with the requirements of such managing underwriter. An "Initial Public Offering" shall mean LECH's, or a successor entity's, initial distribution of securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission.

3.       (a)      In consideration of Regional Owner's performance of Regional
                  Owner's obligations hereunder, LEI shall pay Regional Owner with respect to each calendar month (or portion thereof) during the Term, commencing with the month ended January 31, 2002, unless LEC is in breach of the LEI/LEC Agreement, a fee (the "Fee") equal to the greater of (i) 50% of the Royalty and (ii) 1.5% of "Net Sales," as defined in the LEI/LEC Agreement, in either case as accrued during such month from the sale through the On-Line Store of products ordered by


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                  customers whose "bill to" address is within the "Regional
                  Territory", as defined in the License Agreement.

         (b) Each installment of the Fee shall be payable to the Regional Owner within 60 days after the end of the applicable calendar month. Each payment shall be accompanied by a statement from LEI, providing the basis for the calculation of the Fee. For any amount not paid by LEI when due in accordance with the foregoing, LEI shall pay Regional Owner a late payment penalty equal to one percent (1%) per month of such unpaid amount, or if less, the maximum amount permissible under applicable law.

         (c) LEI shall have no obligation to pay the Fee in the event LEC ceases operating the On-Line Store, if LEC becomes insolvent or makes a general assignment for the benefit of creditors, or unless otherwise prohibited by law, if a petition in bankruptcy is filed by LEC, or such a petition is filed against and consented to by LEC or not dismissed within 30 days, or if a bill in equity or other proceeding for the appointment of a receiver of LEC or other custodian for LEC's business or assets is filed and consented to by LEC or if a receiver or other custodian (permanent or temporary) of LEC's assets or property, or any part thereof, is appointed.

         (d) Within 120 days following the end of each fiscal year, LEI shall make available for review by Regional Owner, a statement prepared by LEI's chief financial officer, for all Net Sales for such fiscal year in the Regional Territory. LEI shall cause LEC to maintain accurate books and records pertaining to Net Sales for a period of two (2) years following the close of the fiscal year for which such determinations have been made and permit Regional Owner and its representatives, upon at least 10 days prior written notice to LEI, to make examinations of such books and records during the usual business hours (without interrupting LEC's normal conduct of its business) and at the place LEC usually keeps its books and records.

4. Except for issuance of the Shares and payment of the Fee, Regional Owner shall have no rights under the License Agreement or otherwise against LEI or any other party with respect to the operations and sales of LEC and the On-Line Store regardless of the billing address, shipping address or other location of the applicable customer or other person to whom any product purchased through the On-Line Store is delivered or otherwise on account of any sale of any such product.

5. Except as modified by this Amendment, the License Agreement remains in full force and effect.


         In Witness Whereof, the parties hereto have executed this Amendment the day and date first above written.


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                                             LEI:
                                             THE LEARNING EXPRESS, INC.



                                             By: ______________________________



                                             REGIONAL OWNER:



                                             __________________________________


                                             __________________________________


                                             __________________________________


                                             __________________________________









amendment to regional franchise license agreement




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                                    RECEIPT

     THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE AMENDMENT TO REGIONAL FRANCHISE LICENSE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY. IF LEARNING EXPRESS OFFERS YOU AN AMENDMENT, IT MUST PROVIDE THIS OFFERING CIRCULAR TO YOU AT LEAST:

     FIVE BUSINESS DAYS BEFORE YOU SIGN THAT AMENDMENT.

     IF LEARNING EXPRESS DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND THE CALIFORNIA COMMISSIONER OF CORPORATIONS, 980 NINTH STREET, SUITE 500, SACRAMENTO, CALIFORNIA 95814.

     THIS OFFERING CIRCULAR INCLUDES A COPY OF THE AMENDMENT TO THE REGIONAL FRANCHISE LICENSE AGREEMENT, AS EXHIBIT 1.

     The effective date of this Offering Circular is: May 8, 2000

                                                  Print Name:___________________

______________________
Witness

                                                  Signed:_______________________

                                                  Address:______________________

                                                  ______________________________

                                                  Dated:________________________

Franchisor Copy





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                                    RECEIPT

          THIS OFFERING CIRCULAR SUMMARIZES CERTAIN PROVISIONS OF THE AMENDMENT TO REGIONAL FRANCHISE LICENSE AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE. READ THIS OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY. IF LEARNING EXPRESS OFFERS YOU AN AMENDMENT, IT MUST PROVIDE THIS OFFERING CIRCULAR TO YOU AT LEAST:

          FIVE BUSINESS DAYS BEFORE YOU SIGN THAT AMENDMENT.

          IF LEARNING EXPRESS DOES NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS A FALSE OR MISLEADING STATEMENT OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND THE CALIFORNIA COMMISSIONER OF CORPORATIONS, 980 NINTH STREET, SUITE 500, SACRAMENTO, CALIFORNIA 95814.

          THIS OFFERING CIRCULAR INCLUDES A COPY OF THE AMENDMENT TO THE REGIONAL FRANCHISE LICENSE AGREEMENT, AS EXHIBIT 1.

          The effective date of this Offering Circular is: May 8, 2000

                             Print Name:_____________________
______________________
Witness
                             Signed:_________________________

                             Address:________________________

                             ________________________________

                             Dated:__________________________

Franchisee Copy